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                          MANAGEMENT SERVICES AGREEMENT

      This MANAGEMENT SERVICES AGREEMENT (this "Management Agreement"), dated as of October 2, 2000, is made by and among Petco Animal Supplies, Inc., a Delaware corporation (the "Company"), Leonard Green & Partners, L.P. ("LGP") and TPG GenPar III, L.P. ("TPG," and together with LGP, the "Managers").

      WHEREAS, the Company has obtained and desires to continue to obtain from the Managers, and the Managers have provided and desire to continue to provide, certain investment banking, management, consulting and financial planning services on an ongoing basis and certain financial advisory and investment banking services in connection with major financial transactions that may be undertaken by the Company from time to time in the future;

      WHEREAS, the Company has recently consummated the merger of BD Recapitalization Corp. ("MergerSub") with and into the Company (the "Merger"), pursuant to the Agreement and Plan of Merger, dated as of May 17, 2000, as amended (as amended, the "Merger Agreement"), by and between the Company and MergerSub;

      WHEREAS, this Management Agreement has been approved by the Company's board of directors, including a majority of the members of the Company's board of directors who have not been nominated by affiliates of the Managers; and

      WHEREAS, this Management Agreement has been approved by a majority of the Company's stockholders, other than stockholders who are affiliates of the Managers;


      NOW, THEREFORE, in consideration of their mutual promises made herein, and for other good and valuable consideration, receipt of which is hereby acknowledged by each party, the parties, intending to be legally bound, hereby agree as follows:

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1.    RETENTION OF SERVICES

      1.1 INVESTMENT BANKING SERVICES. Subject to the terms and conditions hereof, the Company hereby retains the Managers, and the Managers, severally and not jointly, hereby agree to be retained by the Company, to provide investment banking services to the Company.

      1.2 GENERAL SERVICES. Subject to the terms and conditions hereof, the Company hereby retains the Managers, and the Managers, severally and not jointly, hereby agree to be retained by the Company, to provide management, consulting and financial planning services to the Company on an ongoing basis in connection with the operation and growth of the Company and its subsidiaries in the ordinary course of their businesses during the term of this Management Agreement (the "General Services").

      1.3 MAJOR TRANSACTION SERVICES. Subject to the terms and conditions hereof, the Company hereby retains the Managers, and the Managers severally and not jointly, hereby agree to be retained by the Company, to provide financial advisory and investment banking services to the Company in connection with major financial transactions that may be undertaken from time to time in the future ("Major Transaction Services" and, together with the General Services, the "Services").

2.    COMPENSATION.

      2.1 GENERAL SERVICES FEE. In consideration of the General Services, the Company shall pay the Managers an annual fee payable in cash equal to $3,120,000 (the "Base Annual Fee"), which annual fee shall be increased (a "Fee Increase") by 1.6% of any additional capital invested by BD Recapitalization Holdings LLC or (i) any of its members or their affiliates; (ii) any investment manager, investment advisor or partner of Green Equity Investors III, L.P. ("GEI") or TPG Partners III, L.P. ("TPG III") or any principal or beneficial owner of any of the foregoing; or (iii) any investment fund, investment account or investment entity whose investment manager, investment advisor or partner, or any principal or beneficial owner of any of the foregoing, is either GEI or TPG III or any person identified in clauses (i) or (ii) above (such annual fee, as adjusted if applicable, shall be referred to as the "Annual Fee"). Any such increase shall take effect in the year the relevant additional investment is made and apply to the Annual Fee for such year and each subsequent year, regardless of the time of the year such investment is made. The Annual Fee shall be payable by the Company in equal monthly installments (subject to any additional amounts necessary to be paid to satisfy any obligation with respect to a Fee Increase in the year such Fee Increase occurs) in advance, on the first business day of each month commencing on the first such day following the date hereof,


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without regard to the amount of services actually performed by Manager. The
Base Annual Fee shall be paid equally to the Managers. Any Fee Increase shall be paid as agreed in writing by the Managers.

      2.2 MAJOR TRANSACTION SERVICES FEE. In consideration of any Major Transaction Services provided by the Managers from time to time, the Company shall pay the Managers normal and customary fees for services of like kind as agreed by the Managers and the Company, taking into consideration all relevant factors, including but not limited to, the complexity of the subject transaction, the time devoted to providing such services and the value of the Managers' investment banking expertise and relationships within the business and financial community.

      2.3 STRUCTURING FEE. In connection with the services provided to the Company in connection with the transactions contemplated by, and pursuant to the terms of, the Merger Agreement, the Company agrees to pay to the Managers a structuring fee of $8,000,000 and reasonable out-of-pocket expenses incurred by the Managers in connection with the services provided in connection with the Merger.

      2.4 EXPENSES. In addition to the fees to be paid to the Managers under Sections 2.1, 2.2 and 2.3 hereof, the Company shall pay to, or on behalf of, the Managers, promptly as billed, all reasonable out-of-pocket expenses incurred by the Managers in connection with the Services rendered hereunder. Such expenses shall include, among other things, fees and disbursements of counsel, travel expenses, word processing charges, messenger and duplicating services, telephone and facsimile expenses and other customary expenditures.

3.    TERM.

      3.1 TERMINATION. This Management Agreement shall terminate on the tenth anniversary of this Management Agreement.

      3.2 SURVIVAL OF CERTAIN OBLIGATIONS. Notwithstanding any other provision hereof, the obligations of the Company to pay amounts due with respect to periods prior to the termination hereof pursuant to Section 2 hereof and the provisions of Sections 4 and 5 hereof shall survive any termination of this Management Agreement.

4.    DECISIONS/AUTHORITY OF ADVISOR.

      4.1 LIMITATION ON THE MANAGERS' LIABILITY. The Company reserves the right to make all decisions with regard to any matter upon which the Managers have rendered their advice and consultation, and there shall be no liability of the Managers


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for any such advice accepted by the Company pursuant to the provisions of this Management Agreement.

      4.2 INDEPENDENT CONTRACTOR. Each of the Managers shall, severally and not jointly, act solely as an independent contractor and shall have complete charge of its respective personnel engaged in the performance of the Services. As independent contractors, each of the Managers shall have authority only to act as an advisor to the Company and shall have no authority to enter into any agreement or to make any representation, commitment or warranty binding upon the Company or to obtain or incur any right, obligation or liability on behalf of the Company. Nothing contained in this Management Agreement shall constitute either of the Managers or any of their partners or members or any of their affiliates, investment managers, investment advisors or partners a partner of or joint venturer with the Company.

5.    INDEMNIFICATION.

      5.1 INDEMNIFICATION/REIMBURSEMENT OF EXPENSES. The Company shall (i) indemnify the Managers and their respective partners and members and any of their affiliates, investment managers, investment advisors and their respective affiliates, and the partners, directors, officers, employees, agents and controlling persons of each of the Managers and its respective partners and their respective affiliates (collectively, the "Indemnified Parties"), to the fullest extent permitted by law, from and against any and all losses, claims, damages and liabilities, joint or several, to which any Indemnified Party may become subject, caused by, related to or arising out of the Services or any other advice or services contemplated by this Management Agreement or the engagement of the Managers pursuant to, and the performance by the Managers of the Services contemplated by, this Management Agreement, and (ii) promptly reimburse each Indemnified Party for all costs and expenses (including reasonable and documented attorneys' fees and expenses), as incurred, in connection with the investigation of, preparation for or defense of any pending or threatened claim or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party and whether or not such claim, action or proceeding is initiated or brought by or on behalf of the Company and whether or not resulting in any liability.

      5.2 LIMITED LIABILITY. The Company shall not be liable under the indemnification contained in Section 5.1 hereof to the extent that such loss, claim, damage, liability, cost or expense is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from such Manager's willful misconduct or gross negligence. The Company further agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract, tort or otherwise) to the Company, holders of its securities or its creditors related to or arising out of the engagement of the Managers pursuant to, or the performance by the Managers of the Services contemplated by, this Management Agreement.


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6.    MISCELLANEOUS.

      6.1 ASSIGNMENT. None of the parties hereto shall assign this Management Agreement or the rights and obligations hereunder, in whole or in part, without the prior written consent of the other parties; provided, however, that, without obtaining such consent, either of the Managers may assign this Management Agreement or its rights and obligations hereunder to (i) any of its partners or members or their affiliates or any person who controls such Manager; (ii) any investment manager, investment advisor or partner of GEI or TPG III or any principal or beneficial owner of any of the foregoing; or (iii) any investment fund, investment account or investment entity whose investment manager, investment advisor or partner, or any principal or beneficial owner of any of the foregoing, is either GEI or TPG III or any person identified in clauses (i) or (ii) above. Subject to the foregoing, this Management Agreement will be binding upon and inure solely to the benefit of the parties hereto and their respective successors and assigns, and no other person shall acquire or have any right hereunder or by virtue hereof.

      6.2 GOVERNING LAW. This Management Agreement shall be governed by and construed in accordance with the laws of the State of Delaware as applied to contracts made and performed within the State of Delaware without regard to principles of conflict of laws.

      6.3 SEVERABILITY. If any term, provision, covenant or restriction of this Management Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any such which may be hereafter declared invalid, illegal, void or unenforceable.

      6.4 ENTIRE AGREEMENT. This Management Agreement contains the entire agreement between the parties with respect to the subject matter of this Management Agreement and supersedes all written or verbal representations, warranties, commitments and other understandings with respect to the subject matter of this Management Agreement prior to the date of this Management Agreement.

      6.5 FURTHER ASSURANCES. Each party hereto agrees to use all reasonable efforts to obtain all consents and approvals and to do all other things necessary to


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consummate the transactions contemplated by this Management Agreement. The parties agree to take such further action and to deliver or cause to be delivered any additional agreements or instruments as any of them may reasonably request for the purpose of carrying out this Management Agreement and the agreements and transactions contemplated hereby.

      6.6 ATTORNEYS' FEES. In any action or proceeding brought to enforce any provision of this Management Agreement, or where any provision hereof is validly asserted as a defense, the prevailing party, as determined by a court of competent jurisdiction, shall be entitled to recover reasonable and documented attorneys' fees in addition to any other available remedy.

      6.7 HEADINGS. The headings in this Management Agreement are for convenience and reference only and shall not limit or otherwise affect the meaning hereof.

      6.8 AMENDMENT AND WAIVER. This Management Agreement may be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may be given, provided that the same are in writing and signed by each of the parties hereto.

      6.9 COUNTERPARTS. This Management Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.


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      IN WITNESS WHEREOF, the parties have executed this Management Services
Agreement on the date first appearing above.

                                   PETCO ANIMAL SUPPLIES, INC.


                                   By:  /s/ JAMES M. MYERS
                                      -------------------------------------
                                      Name: James M. Myers
                                      Title: Senior Vice-President and
                                             Chief Financial Officer


                                  Leonard Green & Partners, L.P.

                                   By: LGP Management, Inc.

                                   By:  /s/ JOHN DANHAKL
                                      -------------------------------------
                                      Name:  John Danhakl
                                      Title: Manager

                                   TPG GenPar III, L.P.

                                   By: TPG Advisors III, Inc.


                                   By:  /s/ JAMES J. O'BRIEN
                                      -------------------------------------
                                      Name:  James J. O'Brien
                                      Title: Vice President